Exhibit 99.1

Spriza, Inc. Announces Partnership with Digital Marketing Philippines and a contest for Pinoy Great Deals

El Segundo, California — Spriza, Inc. (OTC BB: SPRZ) today announced it has entered into a  partnership with Digital Marketing Philippines to serve the Philippine market with its social sharing contest marketing programs, (“SPRIZA™”).

YouTube Video: http://youtu.be/DJdgh2gJlZI

“We are very excited to work with Digital Marketing Philippines and its clients. It’s a huge market for us and it gives us an instant presence in the Philippines” stated Lee Borschowa, Spriza International Business Development.

Digital Marketing Philippines Founder & CEO, Jomer Gregorio added: “As a company that helps clients amplify customer engagement to drive increased revenue, we are always excited to discover new, innovative partners - like Spriza - to help us assist in providing the best services possible to  our clients."

A study released by Universal McCann declared the Philippines to be “the social networking capital of the world,” with 83 percent of Filipinos surveyed indicating they are members of a social network. There are more than 105.7 million people in the Philippines and 35% of them utilize Social Media on a regular basis.  An article released by http://wearesocial.net/tag/philippines/ stated that 37 million consumers in the Philippines are spending four hours per day on social media.

About Digital Marketing Philippines

Digital Marketing Philippines is an internet marketing company based in Manila, Philippines.  Digital Marketing Philippines’ main service is to leverage the most effective digital marketing campaign for brands that enables the brand to reach the maximum amount of prospective clients.
http://digitalmarketingphilippines.com/

About Initial Contest

In conjunction with Digital Marketing Philippines, Spriza is pleased to announce its first contest in the Philippines. Through a new partnership with Pinoy Great Deals, Spriza is looking to introduce a new contest which people can enter to win two tickets to a live concert event in Manila. When users encourage others to enter the contest, they will then have the chance to win a smartphone for themselves and 10 friends.

About Pinoy Great Deals

Pinoy Great Deals is an interactive website which offers users a place to find exclusive deals in the Philippines. Through discounts, deals, prizes and raffles. Pinoy Great Deals aims to effectively connect businesses and consumers.
http://www.pinoygreatdeals.com/

SPRIZA™ is a social network contest platform that taps into the power of shared interests and personal relationships to drive digital marketing initiatives and measurable returns. SPRIZA™ continues to expand its global reach through its partners and locally to increase the number of categories and contests it offers, keeping subscribers returning for more interaction.

SPRIZA™ is designed to work with social networks including Facebook Google+ and Twitter offering full capability online and through popular mobile devices such as iPhone, Android, Blackberry and Windows mobile operating systems.

Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:

See Corporate Website here: www.spriza.com

Enter one of Spriza’s Contests here: www.spriza.com

See Spriza’s video here: YouTube Video: http://youtu.be/GX3nlGLXyPE

Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests

Follow SPRIZA on Twitter at https://twitter.com/Sprizacontests

Investor Relations:

Martin E. Janis & Company, Inc.

Bev Jedynak

312-943-1123
bjedynak@janispr.com
ir@spriza.com
info@spriza.com

News distributed by Marketwired

SOURCE: Spriza, Inc.